                                                                   EXHIBIT 99(i)


                           NACCO Industries, Inc.
Unaudited Consolidating Statement of Operations and Comprehensive Income (Loss)
                    For the Year Ended December 31, 2001
                                (In millions)

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


                                                                                NMHG
                                                         -------------------------------------------------
                                                         Wholesale     Retail       Elims     Consolidated  Housewares
                                                         ---------    --------     --------   ------------  ----------
Net sales                                                $1,463.3     $  298.8     $  (89.7)    $1,672.4     $  632.1
Other revenues                                                 --           --           --           --           --
                                                         --------     --------     --------     --------     --------
Revenues                                                  1,463.3        298.8        (89.7)     1,672.4        632.1
Cost of sales                                             1,273.4        244.0        (94.6)     1,422.8        522.1
                                                         --------     --------     --------     --------     --------
Gross profit                                                189.9         54.8          4.9        249.6        110.0
Selling, general and administrative expenses                173.1         84.7         (2.2)       255.6        102.7
Restructuring charges                                         4.1          4.7           --          8.8         12.7
Loss on sale of dealers                                        --         10.4           --         10.4           --
Amortization of goodwill                                     11.4          1.5           --         12.9          3.0
                                                         --------     --------     --------     --------     --------
Operating profit (loss)                                       1.3        (46.5)         7.1        (38.1)        (8.4)
Other income (expense)
    Interest expense                                        (12.9)        (5.0)        (5.2)       (23.1)        (7.7)
    Closed mine obligations                                    --           --           --           --           --
    Insurance recovery                                        8.0           --           --          8.0           --
    Other-net                                               (10.6)         0.4           --        (10.2)        (0.1)
                                                         --------     --------     --------     --------     --------
                                                            (15.5)        (4.6)        (5.2)       (25.3)        (7.8)
                                                         --------     --------     --------     --------     --------
Income (loss) before income taxes, minority interest
    and cumulative effect of accounting changes             (14.2)       (51.1)         1.9        (63.4)       (16.2)
Income tax provision (benefit)                               (0.6)       (14.6)         0.7        (14.5)        (4.0)
                                                         --------     --------     --------     --------     --------
Income (loss) before minority interest and cumulative
    effect of accounting changes                            (13.6)       (36.5)         1.2        (48.9)       (12.2)
Minority interest income (expense)                            0.8           --           --          0.8           --
                                                         --------     --------     --------     --------     --------
Income (loss) before cumulative effect of accounting
   changes                                                  (12.8)       (36.5)         1.2        (48.1)       (12.2)
Cumulative effect of accounting changes                      (1.3)          --           --         (1.3)          --
                                                         --------     --------     --------     --------     --------
Net income (loss)                                        $  (14.1)    $  (36.5)    $    1.2     $  (49.4)    $  (12.2)
                                                         ========     ========     ========     ========     ========
Change in comprehensive income (loss)                       (27.6)         1.0           --        (26.6)        (3.1)
                                                         --------     --------     --------     --------     --------
Comprehensive income (loss)                              $  (41.7)    $  (35.5)    $    1.2     $  (76.0)    $  (15.3)
                                                         ========     ========     ========     ========     ========

                                                                       NACoal
                                                         ------------------------------------
                                                           Project     NACoal
                                                            Mining    excl Proj                 NACCO &       NACCO       NACCO
                                                         Subsidiaries   Mines    Consolidated    Other        Elims    Consolidated
                                                         ------------ ---------  ------------   --------     --------  ------------
Net sales                                                  $  260.9   $   47.6     $  308.5     $    0.1     $     --     $2,613.1
Other revenues                                                   --       24.8         24.8           --           --         24.8
                                                           --------   --------     --------     --------     --------     --------
Revenues                                                      260.9       72.4        333.3          0.1           --      2,637.9
Cost of sales                                                 215.2       43.0        258.2          0.3           --      2,203.4
                                                           --------   --------     --------     --------     --------     --------
Gross profit                                                   45.7       29.4         75.1         (0.2)          --        434.5
Selling, general and administrative expenses                    3.7        9.5         13.2          9.5           --        381.0
Restructuring charges                                            --         --           --           --           --         21.5
Loss on sale of dealers                                          --         --           --           --           --         10.4
Amortization of goodwill                                         --         --           --           --           --         15.9
                                                           --------   --------     --------     --------     --------     --------
Operating profit (loss)                                        42.0       19.9         61.9         (9.7)          --          5.7
Other income (expense)
    Interest expense                                          (16.4)     (10.0)       (26.4)        (0.2)         0.5        (56.9)
    Closed mine obligations                                      --         --           --         (1.3)          --         (1.3)
    Insurance recovery                                           --         --           --           --           --          8.0
    Other-net                                                   0.2       (1.1)        (0.9)        10.8         (0.5)        (0.9)
                                                           --------   --------     --------     --------     --------     --------
                                                              (16.2)     (11.1)       (27.3)         9.3           --        (51.1)
                                                           --------   --------     --------     --------     --------     --------
Income (loss) before income taxes, minority interest
    and cumulative effect of accounting changes                25.8        8.8         34.6         (0.4)          --        (45.4)
Income tax provision (benefit)                                  5.8        3.2          9.0         (0.4)          --         (9.9)
                                                           --------   --------     --------     --------     --------     --------
Income (loss) before minority interest and cumulative
    effect of accounting changes                               20.0        5.6         25.6           --           --        (35.5)
Minority interest income (expense)                               --         --           --           --           --          0.8
                                                           --------   --------     --------     --------     --------     --------
Income (loss) before cumulative effect of accounting
   changes                                                     20.0        5.6         25.6           --           --        (34.7)
Cumulative effect of accounting changes                          --         --           --           --           --         (1.3)
                                                           --------   --------     --------     --------     --------     --------
Net income (loss)                                          $   20.0   $    5.6     $   25.6     $     --     $     --     $  (36.0)
                                                           ========   ========     ========     ========     ========     ========
Change in comprehensive income (loss)                           2.2       (7.1)        (4.9)          --           --        (34.6)
                                                           --------   --------     --------     --------     --------     --------
Comprehensive income (loss)                                $   22.2   $   (1.5)    $   20.7     $     --     $     --     $  (70.6)
                                                           ========   ========     ========     ========     ========     ========
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